Exhibit 10.14

ASSIGNMENT OF SERIES 1 AND SERIES 2 SENIOR SUBORDINATED SECURED

CONVERTIBLE NOTES DATED DECEMBER 30, 2005

This Assignment of Series 1 and Series 2 Senior Subordinated Secured Convertible Notes dated December 30, 2005 (“Assignment”) is entered into as of this 29th day of December, 2006 by and among the parties listed on Exhibit A hereto (“Lenders”) and Irvine Sensors Corporation (“Borrower”).

WITNESSETH:

WHEREAS, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (collectively, “Pequot”) loaned to Borrower the principal amount of $10,000,000 pursuant to (i) those certain Irvine Sensors Corporation Series 1 Senior Subordinated Secured Convertible Notes Due December 30, 2009 dated as of December 30, 2005 by Borrower in favor of Pequot and (ii) those certain Irvine Sensors Corporation Series 2 Senior Subordinated Secured Convertible Notes Due December 30, 2007 dated as of December 30, 2005 by Borrower in favor of Pequot (collectively, the “Notes”), purchased under that certain Securities Purchase Agreement dated as of December 30, 2005 between Borrower and Pequot as amended by Amendment to Securities Purchase Agreement dated March 31, 2006 between Borrower and Pequot (collectively, the “Securities Purchase Agreement”). The Notes and the other agreements and instruments between Borrower (or its subsidiaries) and Pequot identified on Exhibit B hereto shall be known as the “Subordinated Loan Documents”; and

WHEREAS, pursuant to a Subscription Agreement among Borrower and Lenders, of even date herewith, and ancillary documentation executed in connection therewith, including the Addendum to this Assignment, attached hereto as Exhibit F (“Subscription Documentation”), Lenders have agreed to assume the obligations of Pequot under the Subordinated Loan Documents; and

WHEREAS, in conjunction therewith, Pequot will assign the Subordinated Loan Documents, and its security interests in and to the Collateral to Lenders.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Unless otherwise defined, all capitalized terms used herein are used as defined in the Subscription Documentation. In addition, the following terms shall have the following meanings:

(a) “Capital Leases” means capital leases, conditional sales contracts and other title retention documents relating to the acquisition of capital assets (as classified in accordance with GAAP).

(b) “Indebtedness for Borrowed Money” means (i) all liabilities for borrowed money, (A) for the deferred purchase price of property or services, and (B) under leases which are or should be, under GAAP, recorded as Capital Leases, in each case in respect of which a Person is directly or indirectly, absolutely or continently liable as obligor, guarantor, endorser or otherwise, or in respect of which such Person otherwise assures a creditor against loss, and (ii) all liabilities of the type described in (i) above which are secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any Lien upon property owned by such Person, whether or not such Person has assumed or become liable for the payment thereof.

(c) “Subordination Agreement” means the Intercreditor, Subordination and Standby Agreement of even date among the Lender, Subordinated Lender and Borrower, in form and substance satisfactory to the Lender.

(d) “Subordinated Debt” means Indebtedness of Borrower to Subordinated Lender that is subordinated to the prior payment and enforcement of the Obligations pursuant to the Subordination Agreement.

(e) “Subordinated Lender” means Longview Fund, LP and Alpha Capital Anstalt, collectively.

2. Borrower represents and warrants that all of the representations and warranties in this Assignment are true and correct as of the date hereof. Lenders hereby agree to waive ab initio any Defaults or Events of Default, as listed on Schedule C(g) hereto, outstanding as of the date hereof and rescind any outstanding Notices of Default previously delivered to Borrower. Borrower agrees that the foregoing waiver shall be limited to the precise meaning of the words as written herein and shall not be deemed (i) to be a consent to any waiver or modification of any other term or condition of the Subordinated Loan Documents or (ii) to prejudice any right or remedy that Lenders may in the future have under or in connection with the Subordinated Loan Documents with respect to other Defaults or Events of Default not referenced above.

3. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

4. At the Closing, Pequot is concurrently irrevocably selling and assigning to Lenders in full Pequot’s rights and obligations under the Subordinated Loan Documents, and Lenders are irrevocably purchasing and assuming in full Pequot’s rights and obligations thereunder, and as of such time Pequot shall cease to have any rights and/or obligations under the Subordinated Loan Documents. This sale and assignment is set forth in the Addendum. From and after the Closing, the term “Pequot” as set forth in the Subordinated Loan Documents shall refer to the “Lenders”.

5. For purposes of the Subordinated Loan Documents and the Subscription Documents, at any time the term “Obligations” shall include the then outstanding principal amounts due under the Notes and all accrued and unpaid interest thereon and any fees and penalties owed by Borrower to Lenders including those arising in connection with the Class A Warrants, Subscription Agreement or Registration Rights Agreement, including any and all indemnification rights.

6. a. Borrower acknowledges that as of the date of execution of this Assignment the term “Conversion Price” shall mean $1.30, subject to adjustment from time to time pursuant to Section 10 of the Notes. Borrower further acknowledges that as of the Closing, the principal balance on the Notes is $10 million, and no interest shall be accrued and unpaid under the Notes as of the Closing.

b. Notwithstanding anything to the contrary set forth in Section 6.(b) or otherwise in the Notes, the term “Issuable Maximum” shall mean an amount not to exceed “4.99% of the outstanding shares of Common Stock immediately preceding the Closing Date, which 4.99% limitation may be waived, in whole or in part, upon sixty-one (61) days prior written notice from Lenders to Borrower, up to an amount not to exceed 9.99% of the outstanding shares of Common stock immediately preceding the Closing Date. Lenders may allocate which of the equity of Borrower deemed beneficially owned by Lenders shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99% provided such allocations are consistent with applicable law. For purposes of this paragraph, “Closing Date” shall mean the date of execution of the Assignment.

c. An Event of Default shall occur under the Notes if there is an Event of Default under any other agreement entered into between the Borrower and the Lenders.

d. Lenders agree that in accordance with the existing terms of Section 2(b) of the Series 2 Senior Subordinated Secured Convertible Notes due December 30, 2007 dated December 30, 2005 (the “Series 2 Notes”), the Maturity Date of the Series 2 Notes shall be extended from December 30, 2007 to December 30, 2009.

7. a. Borrower hereby covenants to file a prospectus supplement to its currently effective Registration Statement on Form S-3 (File No. 333-131770) with regard to the Notes describing the transactions contemplated by this Assignment and adding Lenders as Selling Stockholders to such Registration Statement as well as filing a Form 8-K describing such transactions, which Form 8-K shall be filed within four (4) business days after the date of execution of this Assignment and prior to filing the prospectus supplement, which prospectus supplement must be filed within five (5) business days after the date of execution of this Assignment; provided that each Lender shall have provided Borrower with a Selling Stockholder Questionnaire, in the form attached to the Registration Rights Agreement of even date herewith between the Borrower and Lenders. Borrower represents and warrants that the prospectus supplement shall be automatically effective upon filing. Borrower agrees that the failure to comply with this Section 7 shall be deemed an automatic Event of Default under the Notes without an opportunity to cure.

b. Borrower hereby covenants that any shares of Common Stock issuable upon conversion of the Notes which are not registered pursuant to the Registration Statement on Form S-3 above (“Additional Note Shares”) shall be included on the registration statement registering the Class A Warrant Shares pursuant to the Registration Registration Rights Agreement being executed and delivered as part of the Subscription Documentation, which shall be filed within 45 days from Closing and effective within 90 days from Closing and with respect to any failure to meet either deadline, all of the rights and remedies available in Sections 4.1 - 4.5 (other than Section 4.5(c)), 4.7, 4.16 - 4.18 and 4.20, and Article VI of the Securities Purchase Agreement shall apply.

c. Borrower hereby covenants to file appropriate liens with the U.S. Patent and Trademark Office in favor of Lenders within five (5) business days after the date of execution of this Assignment with respect to each and every patent listed on Schedule D(i) hereto. Borrower further covenants to complete and deliver, within fifteen (15) business days after the date of execution of this Assignment, appropriate documentation regarding the assignment of the Government Contracts set forth on Schedule 4.33 to the Term Loan and Security Agreement. Borrower further consents to the electronic filing of the UCC-3 and UCC-1 forms delivered to Lenders.

8. a. Borrower hereby represents and warrants for the express benefit of the Lenders that for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, the holding period for any shares to be issued or issuable to the Lenders in connection with the Notes and for the Notes tacks back to the date of execution of the Notes, which date is December 30, 2005, so that the holding period for the Lenders is deemed to have commenced on December 30, 2005. Borrower acknowledges that if for any reason whatsoever Rule 144 is not available as a method by which the Lenders could resell their shares under the Notes, an automatic Event of Default shall occur with respect to the Notes.

b. Borrower hereby represents and warrants that the requisite approval has been obtained from Nasdaq to enter into the transactions contemplated hereby.

9. Notwithstanding anything to the contrary in the foregoing, Borrower and Lenders agree that Article I, Sections 4.1 - 4.5 (other than Section 4.5(c)), 4.7, 4.16 - 4.18 and 4.20, Article VI and Article VII (other than Section 7.2) of the Securities Purchase Agreement are incorporated herein by reference. For the avoidance of doubt, however, it is understood that the Securities Purchase Agreement has been otherwise terminated as of the date hereof and Borrower and Lenders shall have no further rights or obligations under the Securities Purchase Agreement. In addition, Borrower and Lenders agree that Section 10(a) of the Subscription Agreement (including Schedules 4(f) and 10(a) thereto) is incorporated herein by reference.

10. Borrower makes the representations and warranties set forth hereto on Exhibit C to Lenders as of December 30, 2005 and as of the date of this Assignment.

11. Borrower makes the representations and warranties set forth hereto on Exhibit D to Lenders as of the date of this Assignment.

12. Lenders make the representations and warranties set forth hereto on Exhibit E to Borrower as of the date of this Assignment.

13. Each of the parties hereto agrees that (a) all repayments of the Notes (including any accrued interest thereon) by Borrower (other than by conversion of the Notes) will be paid pro rata to the holders thereof based upon the principal amount then outstanding to each of such holders, and (b) except as otherwise set forth herein, all payments on the Notes shall be applied to the payment of accrued but unpaid interest before being applied to the payment of the principal.

14. At all times after the date hereof, Borrower will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that impairs or adversely affects the rights of Lenders under any Subordinated Loan Document.

15. Indebtedness; Liens.

(a) At any time after the date of this Assignment, neither Borrower nor any Subsidiary shall create, incur, assume or suffer to exist any Indebtedness, other than: (i) trade Indebtedness incurred to finance the purchase of equipment, components and other similar property and operating assets, in each case, in the ordinary course of business consistent with past practice; (ii) U.S. government accounts receivable financing of up to $2,000,000 to fund works-in-progress; (iii) inter-company Indebtedness between Borrower and any Significant Subsidiary incurred in the ordinary course of business and consistent with past practice; (iv) Indebtedness owing to or held by Lender; (v) Indebtedness owing to or held by Subordinated Lender; (vi) unsecured Indebtedness of Borrower existing on the Closing Date and disclosed in the financial statements most recently delivered to the Lender, provided that none of such Indebtedness shall be renewed, extended or otherwise modified in any material respect; (vii) unsecured current liabilities (not the result of borrowing) incurred in the ordinary course of business and not overdue; (viii) Capital Leases and other purchase money financing of capital assets; (ix) Subordinated Debt; (x) up to $400,000 pursuant to a promissory note payable to Looney in connection with Borrower’s exercise of its right to purchase from Looney the remaining outstanding shares of capital stock of Optex or such additional loans from Looney as may be approved in writing by the Lenders, provided however, that any note payable to Looney shall be subordinated to the Notes and shall expressly be subject to the condition that any Looney transaction shall not be consummated without the simultaneous execution and delivery by Looney of an Intercreditor agreement to Lender, acceptable to Lender in its sole discretion; (xi) other Indebtedness incurred after the Closing Date with prior notice to and the consent of Lender (except that Lender consents to the incurring by Borrower of additional Indebtedness of $100,000 outstanding in the aggregate at any one time and incurred in the ordinary course of business); and (xii) extensions, refinancings and renewals of any items above (other than items in (vi) above), provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

(b) At any time after the date of this Assignment, neither Borrower nor any Subsidiary shall create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than: (i) Liens incurred by Borrower or the Subsidiaries, pursuant to the financings permitted under Section 15(a)(iv) above; (ii) Liens pursuant to the Security Agreements; (iii) Liens arising from taxes, assessments, charges or claims that are not yet due or that remain payable without penalty; and (iv) Liens on real property that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Borrower and the Subsidiaries.

(c) The provisions of this Section 15 shall terminate and be of no further force or effect upon the conversion or indefeasible repayment in full of the Notes and all accrued interest thereon and any and all expenses or liabilities relating thereto.

16. Fundamental Changes. In addition to any other rights provided by law or set forth herein, from and after the date of this Assignment and for so long as any Note remains outstanding, neither Borrower nor any Subsidiary shall, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding principal face amount of the Notes:

(a) dissolve, liquidate or merge or consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person;

(b) purchase, redeem (other than repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $100,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in stock of Borrower) or make any other distribution with respect to, any shares of capital stock or any other securities that are convertible into or exercisable for such stock;

(c) sell, dispose or otherwise transfer any assets or property with a value equal to or greater than $500,000, except in the ordinary course of business consistent with past practice;

(d) make any material change to its accounting or tax methods;

(e) fail to maintain its corporate existence, or change the nature of Borrower’s principal business to any business which is fundamentally distinct and separate from the business currently conducted by Borrower;

(f) cause or permit any Subsidiary of Borrower directly or indirectly to take any actions described in clauses (a) through (e) above; or

(g) enter into any agreement to do any of the foregoing.

17. If any Lender or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Lender or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of any breach or failure to comply by Borrower or any officer, director, employee or agent of Borrower or any of its Affiliates with any representation, warranty or covenant in the Subordinated Loan Documents, Borrower will indemnify and hold harmless such Lender or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Lender’s or Related Person’s gross negligence or willful misconduct. In addition, Borrower shall indemnify and hold harmless each Lender and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by Borrower of any of the representations, warranties or covenants made by Borrower in this Assignment or any other Subordinated Loan Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Article VI of the Securities Purchase Agreement. The indemnification obligations of Borrower under this paragraph shall be in addition to any liability that Borrower may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Lenders and any such Related Persons. If Borrower breaches its obligations under any Subordinated Loan Document, then, in addition to any other liabilities Borrower may have under any Subordinated Loan Document or applicable law, Borrower shall pay or reimburse Lenders on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, Borrower specifically agrees to reimburse Lenders on demand for all costs of enforcing the indemnification obligations in this paragraph.

18. Borrower expressly waives for the benefit of Lenders any rights it may have to offset, defense, counterclaim or right of rescission as to the Subordinated Loans which it may have had against Pequot.

19. Borrower expressly agrees that each and every representation and warranty made under any of the Subscription Documents, the Subordinated Loan Documents or any other agreement between the Borrower and Lenders is deemed to have been made with respect to all agreements entered into between the parties as of the date of execution of this Assignment.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first above written.

IRVINE SENSORS CORPORATION

By:	/s/ JOHN C. CARSON
Name:	John C. Carson
Title:	President & CEO

LENDERS:

LONGVIEW FUND, LP

By:	/s/ S. MICHAEL RUDOLPH
Name:	S. Michael Rudolph
Title:	CFO – Investment Adviser

ALPHA CAPITAL ANSTALT

By:	/s/ KONRAD ACKERMAN
Name:	Konrad Ackerman
Title:	Director

EXHIBIT A

Lenders

LONGVIEW FUND, LP

and

ALPHA CAPITAL ANSTALT

EXHIBIT B

Subordinated Loan Documents

1. Series 1 Senior Subordinated Secured Convertible Note dated December 30, 2005 between Borrower and Pequot Private Equity Fund III, L.P.

2. Series 1 Senior Subordinated Secured Convertible Note dated December 30, 2005 between Borrower and Pequot Offshore Private Equity Partners III, L.P.

3. Series 2 Senior Subordinated Secured Convertible Note dated December 30, 2005 between Borrower and Pequot Private Equity Fund III, L.P.

4. Series 2 Senior Subordinated Secured Convertible Note dated December 30, 2005 between Borrower and Pequot Offshore Private Equity Partners III, L.P.

5. Security Agreement dated December 30, 2005 by and among Borrower, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

6. Subsidiary Security Agreement dated December 30, 2005 by and among Borrower’s subsidiary iNetworks Corporation, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

7. Subsidiary Security Agreement dated December 30, 2005 by and among Borrower’s subsidiary Redhawk Vision, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

8. Subsidiary Security Agreement dated December 30, 2005 by and among Borrower’s subsidiary Novalog, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

9. Subsidiary Security Agreement dated December 30, 2005 by and among Borrower’s subsidiary Microsensors, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

10. Subsidiary Security Agreement dated December 30, 2005 by and among Borrower’s subsidiary Optex Systems, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

11. Subsidiary Guaranty dated December 30, 2005 by and among Borrower’s subsidiaries iNetworks Corporation, Redhawk Vision, Inc., Novalog, Inc., Microsensors, Inc. and Optex Systems, Inc., and Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

EXHIBIT C

Borrower Representations and Warranties as of December 30, 2005 and as of the date of this Assignment

Borrower represents and warrants to Lenders that as of December 30, 2005 and as of the date of this Assignment:

(a) Subsidiaries. Borrower does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity, other than those listed in Schedule C(a) (each of which, other than 3D Microelectronics, Inc. and 3D Microsystems, Inc., is referred to in the Transaction Documents and the Subordinated Loan Documents as a “Subsidiary” and collectively as the “Subsidiaries”). Except as disclosed in Schedule C(a) and except for liens in favor of Lenders, Borrower owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction, other than restrictions on transfer under the Transaction Documents, the Subordinated Loan Documents, the Term Loan and Security Agreement and the S1B Facility or arising under federal or state securities laws and regulations (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. 3D Microelectronics, Inc. and 3D Microsystems, Inc. were wholly-owned subsidiaries of Borrower that did not have any assets as of December 30, 2005 and were subsequently dissolved.

(b) Organization and Qualification. Except as disclosed in Schedule C(b), each of Borrower and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Borrower nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation or bylaws. Except as disclosed in Schedule C(b), each of Borrower and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Subordinated Loan Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of Borrower and the Subsidiaries, taken as a whole, or (iii) adversely impair Borrower’s or any Subsidiary’s ability to perform fully on a timely basis its obligations under any Subordinated Loan Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement. Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Subordinated Loan Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Subordinated Loan Documents by Borrower and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of Borrower and no further consent or action is required by Borrower, its Board of Directors or its stockholders (except as contemplated by Section 6 of the Notes). Each Subordinated Loan Document has been (or upon delivery will have been) duly executed by Borrower and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

(d) No Conflicts. The execution, delivery and performance of the Subordinated Loan Documents by Borrower and the Subsidiaries and the consummation by them of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of Borrower’s or any Subsidiary’s certificate or articles of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Borrower or Subsidiary debt or otherwise) or other understanding to which Borrower or any Subsidiary is a party or by which any property or asset of Borrower or any Subsidiary is bound or affected, except that Article VI of the Securities Purchase Agreement conflicts with the Registration Rights Agreement, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Borrower or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Borrower or a Subsidiary is bound or affected; except in the case of clause (ii) or (iii) above, as could not, individually or in the aggregate, have, or could reasonably be expected to result in, a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as disclosed in Schedule C(e), neither Borrower nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Borrower of the Subordinated Loan Documents, other than the filing by Borrower with the Commission of the Registration Statement, the filing by Borrower of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, the application(s) by Borrower to each Trading Market for the listing of the shares of Common Stock underlying the Notes for trading thereon, the obtaining (as of December 30, 2005) by Borrower of stockholder approval as contemplated by Section 6 of the Notes, applicable Blue Sky filings, and any necessary filing or recordation of or with respect to Lender’s security interest in the Collateral (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Notes have been duly authorized. The Notes, and the shares of Common Stock issuable upon conversion of the Notes, when so issued in accordance with the terms of the Notes, will be, validly issued. The Notes are, and the shares of Common Stock issuable upon conversion of the Notes, when so issued in accordance with the terms of the Notes, will be, fully paid and nonassessable and free of preemptive or similar rights. The Notes have been, and the shares of Common Stock issuable upon conversion of the Notes, when so issued in accordance with the terms of the Notes, will be issued in compliance with applicable securities laws, rules and regulations. The issuance and sale of the Notes does not conflict with or violate any rules or regulations of the Trading Market. Borrower has reserved from its duly authorized capital stock the maximum number of shares of Common Stock to be issued to Lenders upon conversion of the Notes or that are otherwise issuable pursuant to the other Subordinated Loan Documents.

(g) Compliance. Except as set forth on Schedule C(g) hereto, neither Borrower nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Borrower or any Subsidiary under), nor has Borrower or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters; except in each case as could not, individually or in the aggregate, have, or could reasonably be expected to result in, a Material Adverse Effect.

(h) Title to Assets. Except as set forth on Schedule C(h) hereto, Borrower and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of Borrower and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of Borrower and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made of such property by Borrower and the Subsidiaries. Any real property and facilities held under lease by Borrower and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which Borrower and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(i) Solvency. As of December 30, 2005, (i) the Borrower is able to pay its debts (including trade debts) as they mature; (ii) the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and (iii) Borrower is not left with unreasonably small capital after the transactions contemplated by the Subordinated Loan Documents. After giving effect to the Term Loan under the Term Loan and Security Agreement dated the same date as the Assignment, the creation of the interest of Lender and the other transactions contemplated hereunder, (a) Borrower shall be solvent, shall be able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage(b) the assets and properties of Borrower at a fair valuation and at their present fair salable value as part of a business going concern are, and will be, greater than the Indebtedness of Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower’s knowledge, represents an amount which can reasonably be expected to become an actual or matured liability; and (c) Borrower shall not be left with unreasonably small capital.

EXHIBIT D

Borrower Representations and Warranties as of the date of this Assignment

Borrower represents and warrants to Lenders that as of the date of this Assignment:

(a) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of Borrower is set forth in Schedule D(a). No securities of Borrower are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed in Schedule D(a), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Borrower or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule D(a), the issue and sale of the Underlying Shares will not obligate Borrower to issue shares of Common Stock or other securities to any Person (other than Lenders) and will not result in a right of any holder of Borrower securities to adjust the exercise, conversion, exchange or reset price under such securities, or to take any other action punitive to Borrower or any Subsidiary. Schedule D(a) contains a list of all stock option plans, stock purchase plans and management grants, in each case as reflected on the Closing Date.

(b) SEC Reports; Financial Statements; No Material Adverse Change. Borrower has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date of this Assignment (or such shorter period as Borrower was required by law to file such materials) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Borrower and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial (individually and in the aggregate), year-end audit adjustments and the absence of footnotes. Since the filing of its most recent SEC Report, no events have occurred with respect to Borrower and/or its Subsidiaries, which either individually or in the aggregate, would cause a material adverse effect with respect to the business or financial condition of Borrower and its Subsidiaries, taken as a whole.

(c) Taxes. Except as set forth in Schedule D(c), Borrower and the Subsidiaries have prepared and timely filed all income tax returns and other material tax returns that are required to be filed, and have paid, or made provision in accordance with GAAP for the payment of, all taxes that have or may have become due pursuant to said returns or pursuant to any assessments that have been received by Borrower or the Subsidiaries. All tax returns are true and correct in all material respects. All taxes shown to be due and payable by Borrower or the Subsidiaries have been paid or will be paid prior to the time they become delinquent. To Borrower’s knowledge there is no liability for any tax to be imposed upon its or any of its Subsidiaries’ properties or assets as of the date of this Assignment for which adequate provision has not been made. No material tax returns of Borrower have been audited, and to Borrower’s knowledge, no deficiency assessment or proposed adjustment of Borrower’s or the Subsidiaries material taxes is pending.

(d) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Borrower, threatened against or affecting Borrower, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Subordinated Loan Documents or the Notes or (ii) except as disclosed in Schedule D(d), could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither Borrower nor any Subsidiary, nor, to Borrower’s knowledge, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically set forth in Schedule D(d). There has not been, and to the knowledge of Borrower, there is not pending or contemplated, any investigation by the Commission involving Borrower or any current or former director or officer of Borrower (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Borrower or any Subsidiary under the Exchange Act or the Securities Act.

(e) Labor Relations. Except as set forth in Schedule D(e), no material labor dispute exists or, to the knowledge of Borrower, is imminent with respect to any of the employees of Borrower.

(f) Employee Benefit Plans.

(i) Except as set forth in Schedule D(f)(i), Borrower and the Subsidiaries have no employment agreements, labor or collective bargaining agreements and there are no material employee benefit or compensation plans, agreements, arrangements or commitments (including “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or any other plans, policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) established, maintained, sponsored or contributed to (or with respect to any obligation that has been undertaken) by Borrower, any Subsidiary or any entity that would be treated as a single employer with Borrower under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of ERISA (an “ERISA Affiliate”) for any employee, officer, director, consultant or stockholder or their beneficiaries of Borrower or any Subsidiary or with respect to which Borrower or any Subsidiary has liability, or makes or has an obligation to make contributions on behalf of any such employee, officer, director, consultant or stockholder or beneficiary (each a “Borrower Employee Plan” and collectively the “Borrower Employee Plans”).

(ii) Except as set forth in Schedule D(f)(ii), and except for medical reimbursement spending accounts under Code Section 125, each Borrower Employee Plan that is an employee welfare benefit plan as defined under Section 3(l) of ERISA is funded through an insurance company contract. Except as set forth in Schedule D(f)(ii), each Borrower Employee Plan by its terms and operation is in material compliance with all applicable laws and all required filings, if any, with respect to such Borrower Employee Plan have been timely made. Except as set forth in Schedule D(f)(ii), neither Borrower, any Subsidiary nor any ERISA Affiliate has at any time maintained, contributed to or been required to contribute to or has (or has had) any liability with respect to, any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA. Borrower’s various non-qualified deferred compensation plans satisfy the requirements of Section 201(2) of ERISA. Except as set forth in Schedule D(f)(ii), the events contemplated by this Assignment (either alone or together with any other event) will not (A) entitle any employees, director or stockholder of Borrower or any Subsidiary (whether current, former or retired) or their beneficiaries to severance pay, unemployment compensation, or other similar payments under any Borrower Employee Plan or law, (B) accelerate the time of payment or vesting or increase the amount of benefits due under any Borrower Employee Plan or compensation to any employees of Borrower or any Subsidiary or (C) result in any payments (including any payment that could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code)) under any Borrower Employee Plan or Law becoming due to any employee, director or stockholder of Borrower or any Subsidiary (whether current, former or retired) or their beneficiaries. Except as set forth in Schedule D(f)(ii), no amount payable under any Borrower Employee Plan would fail to be deductible under Code Section 162(m).

(iii) Except as set forth in Schedule D(f)(iii), with respect to each of Borrower Employee Plans: (1) each Borrower Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter, opinion letter, advisory letter or notification letter, as applicable, from the Internal Revenue Service (the “IRS”) regarding its qualified status under the Code for all amendments required prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or, if reliance is permitted, relies on the favorable opinion letter or advisory letter of the master and prototype or volume submitter plan sponsor of such plan, and nothing has occurred, whether by action or by failure to act, that caused or could cause the loss of such qualification or the imposition of any penalty or tax liability; (2) all payments required by Borrower Employee Plans, any collective bargaining agreement or other agreement, or by applicable law (including, without limitation, all contributions, insurance premiums or intercompany charges) with respect to all periods through the date of the Closing Date shall have been made prior to the Closing Date (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by Borrower as applicable, in accordance with the provisions of each of Borrower Employee Plans, applicable law and GAAP; (3) no action has been instituted or commenced or, to the knowledge of Borrower, has been threatened or is anticipated against any of Borrower Employee Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, Borrower, any Subsidiary or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any of Borrower Employee Plans; and (4) no Borrower Employee Plan is or is expected to be under audit or investigation by the IRS, Department of Labor or any other governmental entity and no such completed audit, if any, has resulted in the imposition of any tax or penalty.

(g) Filings, Consents and Approvals. Except as disclosed in Schedule D(g), neither Borrower nor any Subsidiary is required to obtain any consent, waiver,

authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Borrower of the Subordinated Loan Documents and execution and delivery of the Warrant Shares, other than the filing by Borrower with the Commission of the Registration Statement, the filing by Borrower of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, the application(s) by Borrower to each Trading Market for the listing of the shares of Common Stock underlying the Notes for trading thereon, applicable Blue Sky filings, and any necessary filing or recordation of or with respect to Lender’s security interest in the Collateral (collectively, the “Required Approvals”).

(h) Regulatory Permits. Borrower and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither Borrower nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(i) Patents and Trademarks. Except as set forth in Schedule D(i), Borrower and the Subsidiaries own, or possesses a valid and enforceable written license to use, all Intellectual Property that is used or held for use in connection with their respective businesses as described in the SEC Reports, as currently conducted (collectively, the “Borrower Intellectual Property Rights”). To Borrower’s knowledge, the operation of the business of Borrower and the Subsidiaries, and the products or services in development or which are marketed or sold (or proposed to be marketed or sold) by Borrower or any Subsidiary, do not violate any license or infringe any Intellectual Property rights of any party. To the knowledge of Borrower and the Subsidiaries, there is no unauthorized use, infringement or misappropriation of any Borrower Intellectual Property Rights by any third party. Except as set forth in Schedule D(i), other than with respect to commercially available software products which Borrower or the Subsidiaries license under standard end-user object code license agreements, there are no outstanding material options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to any Borrower Intellectual Property. Except as set forth in Schedule D(i), neither Borrower nor any the Subsidiary is obligated to make to any third party any payments related to Borrower Intellectual Property. Except as set forth in Schedule D(i), neither Borrower nor any Subsidiary has agreed to indemnify any third party with respect to any Intellectual Property. No third party has made a claim that Borrower or any Subsidiary has violated or, by conducting their business, would violate any Intellectual Property rights of any other person or entity and no such claim has been threatened. Each employee, former employee, contract worker, agent, consultant other service provider and contractor who has contributed to or participated in the conception or development of Borrower Intellectual Property Rights has assigned to Borrower or the Subsidiaries all Intellectual Property rights he or she owns that are related to the respective businesses of Borrower and the Subsidiaries as now conducted or as now proposed to be conducted. Schedule D(i) lists all patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered copyrights and domain names included in Borrower Intellectual Property. Except as set forth in Schedule D(i), all of Borrower Intellectual Property Rights which is registered or has been filed for registration with any third party (including as listed on Schedule D(i)) are in good standing and all of the fees and filings due with respect thereto have been duly made, and Borrower has previously provided true and correct copies of all of the foregoing to Lenders. No claims or, to Borrower’s knowledge, investigations challenging or threatening the validity, enforceability, effectiveness or ownership by Borrower or any of its Subsidiaries of any Borrower Intellectual Property Rights have been made or are outstanding. No open source or public library software, including any version of any software licensed pursuant to any GNU or other public license, is, in whole or in part, embodied or incorporated in Borrower Intellectual Property, and the Borrower is not otherwise bound by any terms thereof. Neither Borrower nor any of its Subsidiaries is or, as a result of the execution or delivery of this Assignment, or the performance of Borrower’s obligations hereunder, will be in violation of any license, sublicense, agreement or instrument involving Intellectual Property to which Borrower or any of its Subsidiaries is a party or otherwise bound (an “Intellectual Property Agreement”), nor will the execution or delivery of this Assignment, or the performance of Borrower’s obligations hereunder, cause the diminution, license, transfer, termination or forfeiture of Borrower’s or any of its Subsidiaries’ rights in any Borrower Intellectual Property Rights. Each of Borrower and the Subsidiaries has taken commercially reasonable measures to protect the proprietary nature of Borrower Intellectual Property Rights and to maintain in confidence all trade secrets and confidential information owned or used by Borrower or any of its Subsidiaries. The source code and system documentation relating to any software programs included in or developed for inclusion in Borrower’s or any of its Subsidiaries’ products (including all software programs embedded or incorporated in Borrower’s or any of its Subsidiaries’ products) (i) have at all times been maintained in confidence, (ii) have been disclosed by Borrower and its Subsidiaries only to employees or third parties who are bound by appropriate nondisclosure obligations, (iii) have not been licensed, sold or disclosed to any third party, and (iv) are not the subject of any escrow or similar agreement or arrangement giving any third party rights in or to such source code and/or system documentation upon the occurrence of certain events.

(j) Insurance. Borrower and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which Borrower and the Subsidiaries are engaged. Neither Borrower nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with the market for the Borrower’s and such Subsidiaries’ respective lines of business.

(k) Transactions With Affiliates and Employees. Except as set forth in Schedule D(k), none of the officers or directors of Borrower or any Subsidiary and, to the knowledge of Borrower, none of the employees of Borrower or any Subsidiary is presently a party to any transaction with Borrower or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Borrower, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(l) Internal Accounting Controls. Except as set forth in Schedule D(l), Borrower and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m) Form S-3 Eligibility. Borrower is eligible to register the resale of its Common Stock for resale by Lenders under Form S-3 promulgated under the Securities Act.

(n) Listing and Maintenance Requirements. Borrower has not, in the two years preceding the date hereof, received notice (written or oral) from any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that Borrower is not in compliance with the listing or maintenance requirements of such Eligible Market. Borrower is in compliance with all such listing and maintenance requirements.

(o) Registration Rights. Except as described in Schedule D(o), Borrower has not granted or agreed to grant to any Person any rights (including “piggy back” registration rights) to have any securities of Borrower registered with the Commission or any other governmental authority that have not been satisfied.

(p) Application of Takeover Protections. Borrower and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Borrower’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Lenders as a result of Lenders and Borrower fulfilling their obligations or exercising their rights under the Subordinated Loan Documents, including without limitation the Notes and Lenders’ ownership of the Notes.

(q) Investment Company. Borrower is not, and is not an Affiliate of, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(r) Ranking. Except as set forth on Schedule D(r) and except for Indebtedness permitted under Section 15 of this Assignment and except for Indebtedness owed to Lenders, as of the date of this Assignment, no Indebtedness for Borrowed Money of Borrower is senior to or pari passu with the Notes in right of payment, whether with respect to principal, interest or upon liquidation or dissolution, or otherwise.

(s) Sarbanes-Oxley Act. Except as set forth in Schedule D(s), Borrower is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Assignment, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) No Suspension or Debarment. Neither Borrower nor any Subsidiary during the last five (5) years has been and, to Borrower’s knowledge, none of their respective employees, consultants or agents during the last five (5) years has been suspended or debarred from eligibility for award of contracts with any Governmental Authority or is or was the subject of a finding of non-responsibility or ineligibility for government contracting. During the past five (5) years, no government contracting suspension or debarment action has been threatened or commenced against Borrower or a Subsidiary, or, to Borrower’s knowledge, any of its officers or employees. Borrower does not have knowledge of a valid basis, nor specific circumstances that are or, with the passage of time, would likely become a basis for Borrower’s or a Subsidiary’s suspension or debarment from award of contracts with the Government.

EXHIBIT E

Lender Representations and Warranties as of the date of this Assignment

Each Lender represents and warrants to Borrower that as of the date of this Assignment:

(a) Organization; Authority. Such Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Subordinated Loan Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Lender of the Subordinated Loan Documents to which it is a party have been duly authorized by all necessary corporate or, if such Lender is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Lender. Each of the Subordinated Loan Documents to which such Lender is a party has been duly executed by such Lender and, when delivered by such Lender in accordance with terms hereof, will constitutes the valid and legally binding obligation of such Lender, enforceable against it in accordance with its terms.

(b) Investment Intent. Such Lender is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Lender’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Lender to hold the Securities for any period of time. Such Lender understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless (i) a registration statement under the Securities Act is in effect with respect thereto or (ii) an exemption from registration is found to be available to the reasonable satisfaction of Borrower.

(c) Lender Status. At the time such Lender was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Lender is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) Experience of such Lender. Such Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Lender is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Lender is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Certain Trading Activities. Such Lender has not directly or indirectly, nor has any Person acting at the direction of such Lender, engaged in any transactions in the securities of Borrower (including, without limitation, any Short Sales involving Borrower’s securities) since the earlier to occur of (i) the time such Subscriber was first contacted by Borrower or any other Person regarding the investment in Borrower described in the Subscription Agreement and (ii) the

30th day prior to the date of this Assignment. Such Lender covenants that neither it nor any Person acting at the direction of such Lender will engage in any transactions in the securities of Borrower (including Short Sales) after the date hereof and prior to the date of the Form 8-K describing the transactions herein. Each Lender represents that as of the date of this Assignment and without giving effect to the purchase of Securities hereunder or under the Subscription Documentation, it holds no Common Stock or other securities of Borrower.

EXHIBIT F

Addendum to Assignment of Series 1 and Series 2 Senior Subordinated Secured

Convertible Notes Dated December 30, 2005

(attached hereto)